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                                   EXHIBIT 5
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                            SECRETARY'S CERTIFICATE
                       MORGAN STANLEY DEAN WITTER & CO.

I, Charlene Herzer, a duly elected and acting Assistant Secretary of Morgan Stanley Dean Witter & Co., a corporation organized and existing under the laws of the State of Delaware, certify that, pursuant to approval of the Board of Directors as of May 31, 1997, Peter R. Vogelsang is authorized to sign any documents to be filed with any government or regulatory agency in connection with the Merchant Banking Division (now known as the Private Equity Division).

     IN WITNESS WHEREOF, I have hereunto set my name and affixed the seal of the Corporation as of the 17th day of September, 2001.


                                 /s/ Charlene R. Herzer
                                 ----------------------
                                     Charlene R. Herzer
                                     Assistant Secretary


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